Exhibit 10.5

Banking Transaction Agreement

October 31, 2022

Party A:	8-17-1 Nishi-shinjuku, Shinjuku-ku, Tokyo GATES Inc. Yuji Sekino, Representative Director

Party B:	2-3-5 Akasaka, Minato-ku, Tokyo The Tokyo Star Bank, Limited Kaoru Katayama, General Manager, Sales Dept. 3

Party A and Party B agree as follows with respect to the transactions between Party A and Party B (hereinafter referred to as the “Agreement”).

Article 1 (Scope)

(1)	The Agreement shall apply to loan transactions on notes, discount transactions on notes, loan transactions on electronically recorded monetary claims, discount transactions on electronically recorded monetary claims, loan transactions on deeds, overdraft transactions, acceptances and guarantees, foreign exchange transactions, derivative transactions, guarantee transactions, and any other transactions between Party A and Party B for which Party A bears obligations to Party B.

(2)	The Agreement shall also apply to cases in which Party B acquires, through transactions with a third party, notes drawn, endorsed, accepted, underwritten, or guaranteed by Party A or electronically recorded monetary claims for which Party A is an electronically recorded obligor.

(3)	In case that an agreement different from the Agreement is separately made between Party A and Party B, such agreement shall take precedence over the relevant provisions of the Agreement.

(4)	The Agreement shall also apply to the performance of obligations pertaining to the transactions set forth in paragraph (1) made prior to the execution of the Agreement. Provided, however, that it does not affect effects that have already occurred.

Article 2 (Applicable Stores)

The Agreement shall commonly apply to the transactions set forth in the preceding Article between the head office and branch offices of Party A and Party B.

Article 3 (Interest, Damages, etc.)

(1)	The interest rate, timing, and method of payment of interest, discount fee, guarantee fee, commission, etc. payable by Party A or the refund thereof payable by Party B shall be separately agreed upon between Party A and Party B.

(2)	In case of changes in financial conditions or other reasonable grounds, Party A or Party B may request the other party to discuss changing the interest rate, etc. set forth in the preceding paragraph to those generally considered reasonable. Provided, however, that this shall not apply to cases where a fixed-rate agreement or other special agreement has been concluded.

(3)	In case that Party A fails to perform its obligations to Party B, Party A shall pay damages at the rate of 14% per annum on the amount payable. In this case, the calculation method shall be calculated on a prorated daily basis with 365 days per year. Provided, however, that no loss or damage shall arise with respect to interest, discount fees, and guarantee fees.

Article 4 (Collateral)

(1)	At the request of Party B in any of the following items, Party A shall provide Party B with collateral or additional collateral deemed appropriate by Party B, or provide a guarantor (including an electronically recorded guarantor; The same shall apply hereinafter) or additional guarantor:

(a)	In case that the collateral provided to Party B is damaged, lost, or the value thereof is reduced for reasons not attributable to Party B

(b)	In case that there are reasonable grounds for Party A or its guarantor to require the preservation of claims of Party B; Provided, however, that Party B shall clearly state the reason therefor

(2)	In case that Party A fails to perform its obligation to Party B, Party B shall collect or dispose of collateral and Party A’s movables, notes, and other securities (including Party A’s book-entry transfer shares, book-entry transfer bonds, electronically recorded monetary claims, and other collaterals recorded in its name) in its possession in a generally accepted manner, time, and price, not necessarily in accordance with court procedures, and shall pay Party B the amount of the obligation from which it acquired them. The amount remaining after deducting expenses may be applied to the payment of Party A’s obligations, notwithstanding the order of the court. In case that Party A still has outstanding obligations after the appropriation of the acquired money for the repayment of its obligations, Party A shall immediately repay Party B, and if there is a surplus in the acquired money, Party B shall return it to the right holder.

Article 5 (Forfeiture of Benefit of Time)

(1)	In case that any of the following events occurs with respect to Party A, Party A shall automatically forfeit the benefit of time with respect to all obligations owed to Party B and shall immediately perform such obligations, even if no notices are given by Party B:

(a)	In case of suspension of payments or filing of a petition for commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation proceedings, or any other similar legal liquidation proceedings

(b)	In case that a transaction suspension order is issued by a clearing house or an electronic monetary claim recording institution

(c)	In case that an order or notice of provisional attachment, preservative attachment or attachment has been dispatched with respect to the deposits of Party A or its guarantor or any other claims against Party B

(d)	In case that the whereabouts of Party A are unknown to Party B due to reasons attributable to Party A

(2)	In case that any of the following events occurs with respect to Party A, Party A shall, at the request of Party B, forfeit the benefit of time with respect to all obligations owed to Party B and shall immediately pay such obligations.

(a)	In case of delay in the performance of any of the obligations owed to Party B

(b)	In case that the subject matter of the collateral is subject to attachment or commencement of auction procedures

(c)	In case of violating an agreement with Party B

(d)	In case that a note issued by Party A is dishonored and the electronically recorded monetary claims recorded as accrued by Party A become insolvent (limited to cases in which dishonor and insolvent occur within six (6) months)

(e)	In case that Party A’s guarantor falls under any of the items set forth in the preceding paragraph and this paragraph

(f)	In addition to each of the preceding items, when there are reasonable grounds for Party A to require preservation of claims

(3)	In case of the preceding paragraph and the request from Party B has been delayed or has not arrived due to reasons attributable to the fault of Party A, such as Party A’s failure to notify Party B of the change of address, the benefit of time shall be deemed to have expired at the time it should have normally arrived.

Article 6 (Redemption of Discounted Notes or Discounted Electronically Recorded Monetary Claims)

(1)	In case that Party A receives a discount of notes or electronically recorded monetary claims from Party B, if any of the events set forth in the items of paragraph (1) of the preceding Article occurs with respect to Party A, Party A shall automatically assume the obligation to repurchase the amount indicated on the notes or electronically recorded monetary claims with respect to all notes and electronically recorded monetary claims, and shall immediately perform the obligation, even if no notice or demand is given by Party B.

(2)	In case that the principal obligor of a discounted note or a discounted electronically recorded monetary claim fails to make payment on the due date, or in case that any of the events set forth in the items of paragraph (1) of the preceding Article occurs with respect to the principal obligor of a discounted note or a discounted electronically recorded monetary claim, the provisions of the preceding paragraph shall apply to the note or the electronically recorded monetary claim for which the principal obligor is the principal obligor.

(3)	In addition to each of the preceding paragraphs, in cases where are reasonable grounds for requiring Party B to preserve its claim with respect to a discounted note or a discounted electronically recorded monetary claim, Party A shall assume the obligation to repurchase the amount indicated on the note or the electronically recorded monetary claim, and shall immediately pay such amount at the request of Party B.

(4)	In case of the preceding paragraph, in case that the request from Party B has been delayed or has not arrived due to reasons attributable to the responsibility of Party A, such as Party A’s failure to notify Party B of the change of address, Party A shall assume the repurchase obligation at the time it should normally arrive.

(5)	Until Party A performs the obligations under the preceding paragraphs, Party B may exercise all rights and interests as a note holder or a creditor of electronically recorded monetary claims.

(6)	In case that Party A has performed the obligation to repurchase the discount electronically recorded monetary claims pursuant to the provisions of paragraphs (1) through (4), Party B shall, without delay, request the electronic monetary claim recording institution to make a record of the assignment of the discount electronically recorded monetary claims with Party A as the assignee (a record of guarantee shall not be attached), or request the electronic monetary claim recording institution to make a record of the alteration to delete the record of the assignment with Party B as the assignee. Provided, however, that this shall not apply to the period during which the electronic monetary claim recording institution restricts requests for electronic records.

Article 7 (Acquisition of Electronically Recorded Monetary Claims Owed by Party A)

In case that Party B acquires an electronically recorded monetary claim owed by Party A, Party A assumes the obligation to pay the amount recorded as the amount of the claim on the payment date of the electronically recorded monetary claim in order to secure the payment of the electronically recorded monetary claim against Party B. In this case, if Party B has a revolving security interest in the property held by Party A, such obligation shall be a secured obligation of the revolving security interest as an obligation arising from a banking transaction.

Article 8 (Offsetting by Party B)

(1)	In case that Party A must perform its obligations to Party B due to the arrival of the due date, the forfeit of benefit of time, the occurrence of a repurchase obligation, the occurrence of a reimbursement obligation, or for any other reason, Party B may offset its obligations against Party A’s deposits or other receivables at any time regardless of the due date thereof, or Party A may omit prior notice and the prescribed procedures, refund, cancel, or dispose of the deposits or other receivables of Party A, and appropriate the proceeds to the repayment of the obligations (hereinafter referred to as the “Refund Appropriation”). In this case, Party B shall notify Party A of the result of the appropriation.

(2)	In case that Party B offsets or applies for the Refund Appropriation pursuant to the preceding paragraph, the period for the calculation of interest on receivables and payables, discount fees, guarantee fees, damages, etc. shall be until the date of calculation. In addition, the interest rate, etc. shall be determined by Party B unless there are no other provisions between Party A and Party B, and the foreign exchange rate at the time of calculation by Party B shall apply.

Article 9 (Offsetting by Party A)

(1)	In case that Party B is required to perform the deposits of Party A or other obligations owed to Party A due to the arrival of the due date or for other reasons, Party A may merge such obligations with Party B’s claims owed to Party A, even if the due date of such claims has not yet arrived, except for the following cases. In this case, in case of offsetting an unmatured discounted note or an unmatured discounted electronically recorded monetary claim, Party A may offset the same by assuming the obligation to repurchase the amount indicated on the note or the electronically recorded monetary claim:

(a)	In case that Party B reassigns discounted notes or discounted electronically recorded monetary claims to a third party

(b)	In cases where there are legal restrictions on repayment or offsetting

(c)	In cases where are agreements between Party A and Party B to restrict advance repayment before maturity

(2)	In case that Party A offsets pursuant to the preceding paragraph, the notice of offsetting shall be given in writing, and the certificates and ledgers of the deposits and other claims that have been offset shall be submitted to Party B without delay after affixing the registered seal or entering the registered signature.

(3)	In case that Party A offsets, the calculation of interest on claims and obligations, discount fees, guarantee fees, damages, etc. shall be made during the period until the date of arrival of the notice of offsetting. In addition, the interest rate, etc. shall be determined by Party B unless otherwise specified between Party A and Party B, and the foreign exchange rate at the time of calculation by Party B shall be applied. In cases where are separate provisions for damages, fees, etc. with respect to the advance repayment before maturity, such provisions shall apply.

Article 10 (Selection of Rights Pertaining to Notes or Electronically Recorded Monetary Claims)

In case that notes or electronically recorded monetary claims exist with respect to Party B’s claims against Party A, Party B may make a claim based on either such claims or claims on the notes or electronically recorded monetary claims.

Article 11 (Presentation and Delivery of Notes, Payment Records of Electronically Recorded Monetary Claims, etc.)

(1)	In case that notes or electronically recorded monetary claims exist with respect to Party B’s claims against Party A, Party B shall not be required to return the notes or electronically recorded monetary claims at the same time as the offsetting or the Refund Appropriation if Party B offsets or makes the Refund Appropriation pursuant to Article 8 other than the claims on the notes or electronically recorded monetary claims.

(2)	In case that Party B offsets or applies for the Refund Appropriation set forth in Article 8 with respect to the receivables on notes, the presentation or delivery of the notes shall not be required only in the following cases:

(a)	In case that the whereabouts of Party A are unknown to Party B

(b)	In case that Party A designates Party B as the place of payment of the notes

(c)	In case that it is deemed difficult to present or deliver the notes due to reasons not attributable to Party B

(d)	In case that omission of presentation or delivery is deemed to be unavoidable due to collection or other reasons

(3)	In cases where are notes to be returned to Party A by Party B due to the offsetting or the Refund Appropriation set forth in Article 8 or Article 9, Party A shall visit Party B to receive the note without delay upon notice from Party A. Provided, however, that Party B may collect notes before maturity as they are, and Party B may receive deferred payment for electronically recorded monetary claims before maturity as they are.

(4)	After the offsetting or the Refund Appropriation set forth in Article 8 or Article 9 with respect to the electronically recorded monetary claims, Party B shall, without delay, request a record of payment or assignment (without a record of guarantee) with Party A as the assignee with respect to the electronically recorded monetary claims. Provided, however, that this does not apply to the period during which the electronic monetary claim recording institution restricts the request for the recording of payment or assignment.

(5)	In cases where are, after the offsetting or the Refund Appropriation set forth in Article 8 or Article 9, still remains obligations owed by Party A to Party B that must be immediately performed, and there are a obligator other than Party A in notes or electronically recorded monetary claims, Party B may retain the notes or electronically recorded monetary claims, collect or dispose of it, and appropriate it for the payment of the obligations in accordance with Article 4, paragraph (2).

Article 12 (Designation of Allocation in case of Offsetting, etc. by Party B)

In case that Party B offsets or applies for the Refund Appropriation, if it is not sufficient to extinguish the entire obligation owed by Party A to Party B, Party B may apply the same in an orderly manner deemed appropriate, and Party A may not raise any objection thereto.

Article 13 (Designation of Allocation in case of Payment, etc. by Party A)

(1)	In case that Party A makes payment or offsets, Party A may designate the method of allocation by written notice to Party B if it is not sufficient to extinguish the entire amount owed by Party A to Party B.

(2)	In case that Party A does not make a designation under the preceding paragraph, Party B may appropriate the same in an orderly manner deemed appropriate, and Party A may not raise any objection to such appropriation.

(3)	In case that the designation in paragraph (1) is likely to hinder the preservation of Party B’s claims, Party B may, after stating an objection without delay, allocate the funds in the order specified by Party B, taking into consideration such factors as the collateral, the presence of a guarantee, the relative importance, the difficulty of disposal, the length of the repayment period, and the expected settlement of discounted notes or discounted electronically recorded monetary claims. In this case, Party B shall allocate the same to Party A.

(4)	In case of allocating funds pursuant to the preceding two paragraphs, Party B may designate the order and method thereof as follows: for obligations that have not yet become due and payable to Party A, as if they had become due and payable; for discounted notes that have not yet become due and payable, as if they were repurchase obligations; for discounted electronically recorded monetary claims that have not yet become due and payable, as if they were repurchase obligations; and for acceptances and guarantees, as if Party A had assumed the rights to obtain reimbursement in advance.

Article 14 (Handling of Acquisition Money before Return of Electronically Recorded Monetary Claims)

Even in case of being required to return the electronically recorded monetary claims to Party A, Party B may receive payment from the obligor of the electronically recorded monetary claims as long as it is the electronically recorded person. In this case, if Party B has reasonable grounds to retain the acquisition money or if Party B has paid the acquisition money to Party A within a reasonable period, Party B shall not be liable to Party A for payment of interest, damages, etc. thereon.

Article 15 (Assignment of Claims)

(1)	Party B may assign its receivables from Party A to a financial institution, a trustee, a special purpose company for the purpose of securitization of receivables, or any other third party deemed appropriate by Party B in accordance therewith (hereinafter referred to as the “Assignee”).

(2)	Party B shall enter into a confidentiality agreement with the Assignee prior to the assignment of claims set forth in the preceding paragraph, and Party A shall agree in advance that Party B shall disclose to the Assignee name or trade name, address, description of claims, performance status of the agreement, financial statements, other information of Party A, and documents generally necessary for determining the advisability of the assignment of claims.

Article 16 (Risk-bearing, Disclaimer, etc.)

(1)	In case that a note issued, endorsed, accepted, participated in, or guaranteed by Party A, a certificate, etc. submitted by Party A to Party B, or an electronic record of an electronically recorded monetary claim for which Party A is the electronically recorded monetary claim creditor is lost, destroyed, damaged, erased, or delayed due to unavoidable circumstances such as an incident, disaster, or accident during transportation, Party A shall pay the obligation based on the records of the books, slips, etc. of Party B. At the request of Party B, Party A shall immediately submit a substitute note, deed, etc., or request an electronic monetary claim recording institution to record the accrual or assignment of the substitute electronically recorded monetary claim. Party A shall be responsible for any damages incurred in such cases, except for cases attributable to Party B.

(2)	In case that the collateral provided by Party A to Party B is damaged due to unavoidable circumstances as set forth in the preceding paragraph, Party A shall bear the cost of such damage, unless it is due to reasons attributable to Party B.

(3)	Party A shall be liable for the amount indicated on the note or recorded on the electronically recorded monetary claim even if the rights on the note are not established due to the deficiency in the note requirements or the statement that invalidates the note, the electronically recorded monetary claim is not established due to the deficiency in the accrual requirements for the electronically recorded monetary claim, or the rights on the note or the electronically recorded monetary claim are extinguished due to the deficiency in the procedures for preservation of rights.

(4)	In case that Party B verifies the seal impression or signature on the note, instrument, or document pertaining to the request for electronic recording of the electronically recorded monetary claim with due care against the seal impression or signature sheet submitted by Party A and concludes that the seal impression or signature sheet is correct, Party A shall bear any damage caused by any accident such as counterfeiting, alteration, or theft of the note, instrument, seal, or signature, and Party A shall be liable in accordance with the wording of the note or instrument or the electronic recording of the electronically recorded monetary claim.

(5)	In case that Party B has confirmed that Party A’s personal identification information such as ID and password matches the information registered with Party B in accordance with the method prescribed by Party B, and Party B has recognized that there is no discrepancy and has handled such information, even if the user is not the Party A due to theft, unauthorized use, or other accidents, any damage resulting therefrom shall be borne by Party A, and Party A shall be liable in accordance with the electronic records of the electronically recorded monetary claims.

(6)	Party A shall bear the costs required for the exercise or preservation of rights against Party A, the collection or disposition of collateral, and the costs required for Party A to request Party B’s cooperation to preserve rights of Party A.

Article 17 (Changes to Notified Matters)

(1)	Party A shall immediately notify Party B in writing of any change in the seal, signature, name, trade name, representative, address, or other matters notified to Party B.

(2)	In case that the notices or documents sent by Party B have been delayed or have not arrived due to reasons attributable to the fault of Party A, such as failure to submit the notification set forth in the preceding paragraph, such notices or documents shall be deemed to have arrived at the time when they should normally have arrived.

Article 18 (Reporting and Investigation)

(1)	Party A shall submit to Party B documents indicating its assets, management, business conditions, etc., such as a balance sheet and profit and loss statement, no later than three (3) months after the end of each accounting period, and shall explain the contents thereof.

(2)	At the request of Party B, Party A shall report to Party B without delay on its assets, management, business conditions, etc., and provide benefits necessary for the investigation.

(3)	In case that any material change occurs or is likely to occur in its assets, management, business conditions, etc., Party A shall immediately report such change to Party B.

(4)	In case that Party A is an individual, Party A or its assistant, curator, or guardian shall immediately notify Party B in writing when assistance, curatorship, or guardianship is commenced, when a supervisor of a voluntarily appointed guardian is appointed, or when Party A has already been subject to such adjudication by the Family Court. The same shall apply in case of any change or cancellation of the contents thereof.

Article 19 (Confidentiality Obligation)

Party A and Party B shall not disclose or divulge to any third party any confidential information of the other party which may come to its knowledge in the course of any transaction or negotiation between the parties, such as the details of the transaction, the assets and credit standing of the other party, and the details of any new technology. Provided, however, that this shall not apply to the following cases:

(a)	When the provision of information is required by laws and regulations, or when it is otherwise deemed necessary for the public interest

(b)	When the prior written consent of the other party is obtained

(c)	When it is necessary for the exercise or disposition of the rights in the transaction

(d)	When the provision of credit information only among financial institutions is within the scope of customary practice

(e)	When the transaction information is shared with a company or any other third party in an integral relationship such as a wholly owned subsidiary

Article 20 (Place of Performance of Obligations)

The place of performance of obligations arising in relation to various transactions to which the Agreement applies shall be the handling store of Party B.

Article 21 (Exclusion of Anti-social Forces)

(1)	Party A warrants and represents that Party A, the guarantor, or the collateral provider shall not currently fall under an organized crime group, a member of an organized crime group, a person for whom five (5) years have not elapsed since they ceased to be a member of an organized crime group, a quasi-member of an organized crime group, a company related to an organized crime group, a corporate racketeer, a social movement propaganda organization, a special intelligence violent group, or any other person equivalent thereto (hereinafter collectively referred to as the “Anti-social Forces”) and that not fall under any of the following items and will not in the future:

(a)	To have a relationship in which the management is deemed to be controlled by the Anti-social Forces

(b)	To have a relationship which is found to be substantially involved in the management of the Anti-social Forces

(c)	To have a relationship which is found to be using the Anti-social Forces unjustly, such as for the purpose of acquiring an illicit gain for itself or a third party, or for the purpose of causing damage to a third party

(d)	To have a relationship which is found to be involved in the Anti-social Forces, such as by providing funds, benefits, etc.

(e)	An officer or a person who is substantially involved in management has a socially reprehensible relationship with the Anti-social Forces

(2)	Party A warrants and represents that Party A, the guarantor or the collateral provider shall not, by itself or using a third party, commit any act falling under any of the following items:

(a)	To demand violently

(b)	To demand unreasonably beyond legal liability

(c)	To threat or use violence in connection with transactions

(d)	To spread rumors, use fraudulent means or force to damage the reputation of Party B, or obstruct the business of Party B

(e)	Any other act equivalent to those set forth in the preceding items

(3)	In case that it is determined that Party A, the guarantor, or the collateral provider falls under the Anti-social Forces or any of the items set forth in paragraph (1), has committed any act falling under any of the items of the preceding paragraph, or has made a false statement regarding a representation or warranty pursuant to the provisions of paragraph (1), and that it is inappropriate to continue the transaction, Party A shall immediately, at the request of Party B forfeit the benefit of time of all obligations owed to Party B and shall immediately pay such obligations.

(4)	In case that Party A, the guarantor, or the collateral provider receives a discount of a note or an electronically recorded monetary claim, it is found that Party A, the guarantor, or the collateral provider falls under the Anti-social Forces, falls under any of the items set forth in paragraph (1), acts falling under any of the items set forth in paragraph (2), or makes a false declaration concerning a representation or warranty pursuant to the provisions set forth in paragraph (1), and it is inappropriate to continue the transaction, Party A shall assume the obligation to repurchase the amount stated on the note and the electronically recorded monetary claim and immediately pay all notes and electronically recorded monetary claims at the request of Party B. Until the performance of this obligation, Party B may exercise all rights as a note holder or a creditor of electronically recorded monetary claims.

(5)	In case that any damage is caused to Party A, the guarantor, or the collateral provider due to the application of the provisions of the preceding two paragraphs, no claim shall be made to Party B. In case that Party B suffers any damage, Party A, the guarantor, or the collateral provider shall be liable for such damage.

(6)	The Agreement shall become null and void upon the payment of the obligations pursuant to paragraph (3) or (4).

Article 22 (Compliance with Laws and Regulations)

In transactions, Party A and Party B shall comply with laws and regulations, the Articles of Incorporation, etc., and shall conduct such transactions in good faith.

Article 23 (Jurisdiction under Applicable Law)

(1)	The Agreement and the transactions to which the Agreement applies shall be governed by the laws of Japan.

(2)	In case that it becomes necessary to file a lawsuit in relation to the transactions to which the Agreement applies, the court with jurisdiction over the location of the head office or the handling office of Party B shall be the court with jurisdiction.

Article 24 (Cancellation of Agreement)

In case that all of the transactions set forth in Article 1 have been completed and there are no obligations owed by Party A to Party B, Party A or Party B may cancel the Agreement by giving written notice to the other party.

IN WITNESS WHEREOF, Party A and Party B have executed the Agreement in duplicate, affixed its seals and signatures, and retain one (1) copy thereof.